EXHBIT 3.2

                   AMENDED AND RESTATED BYLAWS

                               OF

                   HEARTLAND BANCSHARES, INC.


                            ARTICLE I
                    MEETINGS OF SHAREHOLDERS

     SECTION 1.1. ANNUAL MEETINGS. Annual meetings of the shareholders of Heartland Bancshares, Inc. (the "Corporation"), shall be held at such date, time and place, within or without the State of Indiana, as shall be designated by the Board of Directors.

     SECTION 1.2. SPECIAL MEETINGS. Special meetings of the shareholders of the Corporation may be called at any time by the Board of Directors or the President and shall be called by the Board of Directors if the Secretary receives written, dated, and signed demands for a special meeting, describing in reasonable detail the purpose or purposes for which it is to be held, from the holders of shares representing at least eighty percent of all votes entitled to be cast on any issue proposed to be considered at the proposed special meeting. If the Secretary receives one or more proper written demands for a special meeting of shareholders, the Board of Directors may set a record date for determining shareholders entitled to make such demand. The Board of Directors or the President, as the case may be, calling a special meeting of shareholders shall set the date, time, and place of such meeting, which may be held within or without the State of Indiana.

     SECTION 1.3. NOTICES. A written notice, stating the date, time, and place of any meeting of the shareholders, and in the case of a special meeting the purpose or purposes for which such meeting is called, shall be delivered or mailed by the Secretary of the Corporation, to each shareholder of record of the Corporation entitled to notice of or to vote at such meeting no fewer than ten nor more than sixty days before the date of the meeting, or as otherwise provided by the Corporation Law. In the event of a special meeting of shareholders required to be called as the result of a demand therefor made by shareholders, such notice shall be given no later than the sixtieth day after the Corporation's receipt of the demand requiring the meeting to be called. Notice of shareholders' meetings, if mailed, shall be mailed, postage prepaid, to each shareholder at his address shown in the Corporation's current record of shareholders.

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     A shareholder or such shareholder's proxy may at any time waive notice of a meeting if the waiver is in writing  and is  delivered  to the  Corporation  for
inclusion  in  the  minutes  or  filing  with  the  Corporation's   records.   A
shareholder's attendance at a meeting, whether in person or by proxy, (a) waives objection to lack of notice or defective notice of the meeting, unless the shareholder or such shareholder's proxy at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, and (b) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder or such shareholder's proxy objects to considering the matter when it is presented. Each shareholder who has in the manner described above waived notice or objection to notice of the shareholders' meeting shall be conclusively presumed to have been given due notice of such meeting (including the purpose or purposes thereof if such shareholder in the manner described above waived objection to the consideration of a particular matter).

     If an annual or special shareholders' meeting is adjourned to a different date, time, or place, notice need not be given of the new date, time, or place if the new date, time, or place is announced at the meeting before adjournment, unless a new record date is or must be established for the adjourned meeting.

     SECTION 1.4. VOTING. Except as otherwise provided by the Corporation Law or the Corporation's Articles of Incorporation, each capital share of any class of the Corporation that is outstanding at the record date and represented in person or by proxy at the annual or special meeting shall entitle the record holder thereof, or such holder's proxy, to one vote on each matter voted on at the meeting.

     SECTION 1.5. QUORUM. Unless the Corporation's Articles of Incorporation or the Corporation Law provide otherwise, at all meetings of shareholders a majority of the votes entitled to be cast on a matter, represented in person or by proxy, constitutes a quorum for action on the matter. Action may be taken at a shareholders' meeting only on matters with respect to which a quorum exists; provided, however, that any meeting of shareholders, including annual and special meetings and any adjournments thereof, may be adjourned to a later date although less than a quorum is present. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any meeting held pursuant to an adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

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     SECTION  1.6.  VOTE  REQUIRED TO TAKE  ACTION.  If a quorum  exists as to a matter to be considered at a meeting of shareholders, action on such matter (other than the election of Directors) is approved if the votes properly cast favoring the action exceed the votes properly cast opposing the action, unless the Corporation's Articles of Incorporation or the Corporation Law require a greater number of affirmative votes. Directors shall be elected by a plurality of the votes properly cast.

     SECTION 1.7. RECORD DATE. Only such persons shall be entitled to notice of or to vote, in person or by proxy, at any shareholders' meeting as shall appear as shareholders upon the books of the Corporation as of such record date as the Board of Directors shall determine, which date may not be earlier than the date seventy days immediately preceding the meeting unless otherwise permitted by the Corporation Law. In the absence of such determination, the record date shall be the fiftieth day immediately preceding the date of such meeting. Unless otherwise provided by the Board of Directors, shareholders shall be determined as of the close of business on the record date.

     SECTION 1.8. PROXIES. A shareholder may vote his shares either in person or by proxy. A shareholder may appoint a proxy to vote or otherwise act for the shareholder (including authorizing the proxy to receive, or to waive, notice of any shareholders' meetings within the effective period of such proxy) by signing an appointment form, either personally or by the shareholder's attorney-in-fact. An appointment of a proxy is effective when received by the Secretary or other officer or agent authorized to tabulate votes and is effective for eleven months unless a different period is expressly provided in the appointment form. The proxy's authority may be limited to a particular meeting or may be general and authorize the proxy to represent the shareholder at any meeting of shareholders held within the time provided in the appointment form. Subject to the Corporation Law and to any express limitation on the proxy's authority appearing on the face of the appointment form, the Corporation is entitled to accept the proxy's vote or other action as that of the shareholder making the appointment.

     SECTION 1.9. DISCLOSURE PROCEDURE. The President may, in the discretion of the President and from time to time, require such of the record holders of the Corporation's shares as the President shall determine, to disclose to the Corporation whether or not such record holder holds such shares for the account of another person or persons who is or are the beneficial owner(s) of such shares and, if so, the name(s) of such beneficial owner(s). If any such record holder shall, without legal justification, fail to disclose the information required by the preceding sentence to the Corporation (by depositing in United States mail, postage prepaid,

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a letter  properly  addressed to the  Corporation at the  designated  address or otherwise) within 10 days of the date of mailing by the Corporation of the disclosure request (postage prepaid and properly addressed to the record holder at the address appearing in the Corporation's stock records) then, in the discretion of the President, the Corporation may (in addition to any other remedies that may then be available to it at law or in equity) (a) prohibit the voting of any or all shares held by such record shareholder at the next meeting of the shareholders; (b) for so long as the failure to disclose continues, withhold dividends with respect to such record shareholder's shares; (c) reacquire any or all shares registered in the name of such record shareholder (for the account of the Corporation or its assignee) at a price per share equal to the closing price of the shares on the trading day next preceding the date of the notice of reacquisition as reported by the principal national market on which the shares are then traded or quoted, or, if there are no sales reported on the trading day next preceding the date of the notice of reacquisition, at a price per share equal to the median price between the highest closing bid quotation and the lowest closing asked quotation with respect to such shares on the trading day next preceding the date of the notice of reacquisition as reported by such principal market, or, if no such quotations are available, at a price per share equal to the fair market value of such shares immediately prior to the date of the notice of reacquisition as determined by the Board of Directors in good faith by such other reasonable method as the Board of Directors shall, in its discretion, select and apply, by depositing in the United States mail (postage prepaid and properly addressed to such record holder at its address appearing in the Corporation's stock records) a notice of reacquisition, specifying (i) the number of shares to be so reacquired, (ii) the price at which such shares are to be reacquired as determined by this clause
(c), (iii) the closing date of the reacquisition, which shall not be later than the fifth trading day following the date of the notice of reacquisition, and
(iv) the procedures by which the record holder may surrender the certificates for the shares reacquired on or after the closing date in exchange for the reacquisition price; in which event the shares specified by the notice of reacquisition shall be deemed reacquired by the Corporation effective date of the notice of reacquisition for all purposes and the record holder's rights with respect to such shares on and after such date shall be limited to the right to receive on or after the specified closing date (upon surrender of the certificate(s) for the reacquired shares, accompanied by such instruments of transfer and other assurances as the corporation may reasonably request) the reacquisition price, without interest; or (d) deny voting rights, withhold dividends, and reacquire shares, or any combination thereof, as provided in clauses (a), (b), and (c). The Corporation may, but is not required to, accept a delinquent disclosure of the matters referred to in this procedure

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in satisfaction of an insufficient  disclosure or a failure to timely  disclose, or may proceed with its remedies  (including its reacquisition of shares held by
such  record   shareholder)   notwithstanding   any  attempt  to  cure  a  prior
insufficient disclosure or failure to disclose. If the Corporation (or any person acting on its behalf) shall employ counsel in connection with any legal proceeding to enforce or defend any action taken pursuant to this procedure, the Corporation (or other person) shall be entitled to recover from the record shareholder its reasonable attorneys' fees and expenses and other costs incurred in the enforcement or defense of such action, to the extent successful, in addition to all other appropriate relief.

     SECTION 1.10. SHAREHOLDER NOMINEES. The only persons who shall be eligible for election to the Board of Directors at any meeting of shareholders at which one or more directors are to be elected are (a) those persons named in (or replacements thereof named in accordance with) proxy or information statement prepared on behalf of the Board of Directors of the Corporation and distributed to shareholders in connection with such meeting in accordance with the proxy rules of the Securities and Exchange commission (the "SEC Proxy Rules"), and (b) other persons nominated from the floor of such shareholders meeting by a shareholder but only if (i) the shareholder who submits such nomination notifies the Secretary of the Corporation not later than 10 business days prior to the shareholder meeting at which such nomination is to be considered of such shareholder's intent to nominate that particular person(s) and (ii) any "solicitation" of "proxies" by such shareholder or other persons on behalf of such other nominee(s) has been conducted in accordance with the SEC Proxy Rules, if applicable.


                           ARTICLE II
                            DIRECTORS

     SECTION 2.1. NUMBER AND TERM; AUTHORITY. The business of the Corporation shall be managed by a Board of Directors consisting of at least six Directors and no more than fifteen Directors. The exact number of Directors of the Corporation shall be fixed by the Board of Directors within the range established by the preceding sentence, and may be changed within that range from time to time by the Board of Directors. The Directors shall be divided into three equal (or nearly equal as possible) classes with only one class of Directors being elected at any annual meeting. The terms of the Directors in the first class shall expire at the first annual meeting of the shareholders after their election, the terms of the Directors in the second class shall expire at the second annual meeting of shareholders after their election, and the terms of the directors in the third class shall expire at the third annual meeting of the shareholders after their election. At each annual

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meeting of the shareholders  held  thereafter,  Directors shall be elected for a term of three years to succeed those Directors whose terms expire. Each Director shall continue to serve until such Director's successor is elected and
qualified,  or  until  the  earlier  of  such  Director's  death,   resignation,
disqualification, or removal by shareholders, or until there is a decrease in the number of Directors; provided, however, that a Director cannot be removed by
such  decrease   unless  in   connection   with  an  election  of  Directors  by
shareholders.

     The Directors and each of them shall have no authority to bind the Corporation except when acting as a Board or a Committee established by the Board and granted authority to bind the Corporation.

     SECTION 2.2. QUORUM AND VOTE REQUIRED TO TAKE ACTION. A majority of the whole Board of Directors (the size of which shall be determined in accordance with the latest action of the Board of Directors fixing the number of Directors) shall be necessary to constitute a quorum for the transaction of any business, except the filling of vacancies. If a quorum is present when a vote is taken, the affirmative vote of a majority of the Directors present shall be the act of the Board of Directors, unless the act of a greater number is required by the Corporation Law, the Corporation's Articles of Incorporation, or these Amended and Restated Bylaws.

     SECTION 2.3. ANNUAL AND REGULAR MEETINGS. The Board of Directors shall meet annually, without notice, on the same day as the annual meeting of the shareholders, for the purpose of transacting such business as properly may come before the meeting. Other regular meetings of the Board of Directors, in addition to said annual meeting, shall be held on such dates, at such times, and at such places as shall be fixed by resolution adopted by the Board of Directors or otherwise communicated to the Directors. The Board of Directors may at any time alter the date for the next annual meeting of the Board of Directors. Notice of the time, place or purpose of a regular meeting shall not be required, unless and to the extent that a regular meeting is rescheduled or relocated in which event notice of the date, time and place of the rescheduled or relocated meeting shall be given as in the case of a special meeting of the Board of Directors.

     SECTION 2.4. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the President or any member of the Board of Directors upon not less than 24 hours' notice given to each Director of the date, time, and place of the meeting, which notice need not specify the purpose or purposes of the special meeting. Such notice may be communicated in person (either in writing or orally), by telephone, telegraph, teletype or other form of wire or wireless communication or by mail, and shall be

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effective  at the earlier of the time of its  receipt  or, if mailed,  five days after its mailing. Notice of any meeting of the Board may be waived in writing at any time if the waiver is signed by the Director entitled to the notice and is filed with the minutes or corporate records. A Director's attendance at or participation in a meeting waives any required notice to the Director of the meeting, unless the Director at the beginning of the meeting (or promptly upon the Director's arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

     SECTION 2.5. WRITTEN CONSENTS. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if the action is taken by all members of the Board. The action must be evidenced by one or more written consents describing the action taken, signed by each Director, and included in the minutes or filed with the corporate records reflecting the action taken. Action taken under this Section 2.5 is effective when the last Director signs the consent, unless the consent specifies a different prior or subsequent effective date, in which case the action is effective on or as of the specified date. A consent signed under this Section 2.5 has the effect of a meeting vote and may be described as such in any document.

     SECTION 2.6. PARTICIPATION BY CONFERENCE TELEPHONE. The Board of Directors may permit any or all Directors to participate in a regular or special meeting by, or through the use of, any means of communication, such as conference telephone, by which all Directors participating may simultaneously hear each other during the meeting. A Director participating in a meeting by such means shall be deemed to be present in person at the meeting.

     SECTION 2.7.  COMMITTEES.

          (a) The Board of Directors may create one or more committees and appoint members of the Board of Directors to serve on them, by resolution of the Board of Directors adopted by a majority of all the Directors in office when the resolution is adopted. Each committee may have one or more members, and all the members of a committee shall serve at the pleasure of the Board of Directors.

          (b) To the extent specified by the Board of Directors in the resolutions creating a committee (and all resolutions subsequently adopted modifying, amending or terminating such committee's authority), and except to the extent specifically precluded by the Corporation Law, each committee may exercise all of the authority of the Board of Directors.

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          (c) Except to the extent inconsistent with the resolutions  creating a committee, Sections 2.1 through 2.6 of these Amended and Restated Bylaws, which govern meetings, actions without meetings, notices and waivers of notice, quorum and voting requirements, and telephone participation in meetings of the Board of Directors, shall apply to the committee and its members.


                           ARTICLE III
                            OFFICERS

     SECTION 3.1. DESIGNATION, SELECTION, AND TERMS. The officers of the Corporation shall consist of the President, Vice President, Secretary and Treasurer. The officers of the Corporation shall be elected by the Board of Directors. The Board of Directors may also elect Assistant Treasurers, Assistant Secretaries, and such other officers or assistant officers as it may from time to time determine by resolution creating the office and defining the duties thereof. In defining the duties of officers, the Board of Directors may designate a chief executive officer, a chief operating officer, a chief administrative officer, a chief financial officer, a chief accounting officer, or similar functional titles. Officers need not be selected from among the members of the Board of Directors. Any two or more offices may be held by the same person. The election or appointment of an officer does not itself create contract rights.

     SECTION 3.2. REMOVAL. The Board of Directors may remove any officer at any time with or without cause. Vacancies in such offices, however occurring, may be filled by the Board of Directors at any meeting of the Board of Directors.

     SECTION 3.3. PRESIDENT. The President shall have and may exercise all of the powers and duties as are incident to his office or may from time to time be delegated to him by the Board of Directors.

     SECTION 3.4. VICE-PRESIDENT. The Vice-President, or Vice Presidents if more than one (in the order designated by the President or the Board), shall exercise and perform all powers of, and perform duties incumbent upon, the President during his absence or disability and shall exercise and perform such other powers and duties as these Amended and Restated Bylaws, the Board or the President may prescribe.

     SECTION 3.5. TREASURER. The Treasurer shall have and may exercise all of the powers and duties as are usual in the office of the Treasurer of a corporation including but not limited to maintaining the accounting records required by the Corporation Law.

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     SECTION 3.6. SECRETARY.  The Secretary shall be the custodian of the books, papers, and records of the Corporation and of its corporate seal, if any, and shall be responsible for seeing that the Corporation maintains the records required by the Corporation Law (other than accounting records) and that the Corporation files with the Indiana Secretary of State the biannual report required by the Corporation Law. The Secretary shall be responsible for preparing minutes of the meetings of the shareholders and of the Board of Directors and for authenticating records of the Corporation, and he shall perform all of the other duties customary to the office of the Secretary of a corporation.

                           ARTICLE IV
                  INDEMNIFICATION OF OFFICERS,
              DIRECTORS AND OTHER ELIGIBLE PERSONS

     SECTION 4.1. GENERAL. To the extent not inconsistent with applicable law, every Eligible Person shall be indemnified by the Corporation against all Liability and reasonable Expense that may be incurred by him in connection with or resulting from any Claim:

          (a) if such Eligible Person is Wholly Successful with respect to the Claim, or

          (b) if not Wholly Successful, then if such Eligible Person is determined, as provided in either Section 4.3(a) or 4.3(b) of this Article IV, to have:

               (i)  conducted himself in good faith; and

               (ii) reasonably believed:

                    (A) in the case of conduct in his official capacity with the Corporation, that his conduct was in its best interest; and

                    (B) in all other cases, that his conduct was at least not opposed to the best interest of the Corporation; and

               (iii) in the case of any criminal proceeding, either:

                    (A)  had reasonable cause to believe his
                         conduct was lawful; or

                    (B) had no reasonable cause to believe his conduct was unlawful.

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The termination of any Claim, by judgment,  order,  settlement  (whether with or without court approval), or conviction or upon a plea of guilty or of nolo contendere, or its equivalent, shall not create a presumption that an Eligible Person did not meet the standards of conduct set forth in clause (b) of this
Section 4.1. The actions of an Eligible Person with respect to an employee benefit plan subject to the Employee Retirement Income Security Act of 1974 shall be deemed to have been taken in what the Eligible Person reasonably believed to be the best interest of the Corporation or at least not opposed to its best interest if the Eligible Person reasonably believed he was acting in conformity with the requirements of such Act or he reasonably believed his actions to be in the interest of the participants in or beneficiaries of the plan.

     SECTION 4.2.  DEFINITIONS.

          (a) The term "Claim" as used in this Article IV shall include every pending, threatened, or completed claim, action, suit, or proceeding and all appeals thereof (whether brought by or in the right of this Corporation or any other corporation or otherwise), whether civil, criminal, administrative, or investigative, formal or informal, in which an Eligible Person may become involved, as a party or otherwise: (i) by reason of his being or having been an Eligible Person, or (ii) by reason of any action taken or not taken by him in his capacity as an Eligible Person, whether or not he continued in such capacity at the time a Liability or Expense shall have been incurred in connection with a Claim.

          (b) The term "Eligible Person" as used in this Article IV shall mean every person (and the estate, heirs, and personal representatives of such person) who is or was a Director or officer of the Corporation, including any Director or officer who is or was serving at the request of the Corporation as a Director, officer, employee, agent, or fiduciary of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other organization or entity, whether for profit or not. An Eligible Person shall be considered to have been serving an employee benefit plan at the request of the Corporation if his duties to the Corporation also imposed duties on, or otherwise involved services by, him to the plan or to participants in or beneficiaries of the plan.

          (c) The terms "Liability" and "Expense" as used in this Article IV shall include, but shall not be limited to, counsel fees and disbursements and amounts of judgments, fines, or penalties against (including excise taxes assessed with respect to an employee benefit plan), and amounts paid in settlement by or on behalf of, an Eligible Person.

          (d) The term "Wholly Successful" as used in this Article IV shall mean
     (i) termination of any Claim against the Eligible Person in question without any finding of liability or guilt against him, (ii) approval by a court, with knowledge of the indemnity herein provided, of a settlement of any Claim, or (iii) the expiration of a reasonable period of time after making or threatened making of any Claim without the institution of the same, without any payment or promise made to induce a settlement.

     SECTION 4.3.  PROCEDURE.

          (a) Every Eligible Person claiming indemnification hereunder (other than one who has been Wholly Successful with respect to any Claim) shall be entitled to indemnification if it is determined, as provided in this
     Section 4.3(a), that such Eligible Person has met the standards of conduct set forth in clause (b) of Section 4.1. The determination whether an Eligible Person has met the required standards of conduct shall be made (i) by the Board of Directors by majority vote of a quorum consisting of Directors not at the time parties to the Claim, and if such a quorum cannot be obtained, then (ii) by majority vote of a committee duly designated by the Board of Directors (in which designation, Directors who are parties to the Claim may participate) consisting solely of two (2) or more Directors not at the time parties to the Claim, and if such a committee cannot be constituted, then (iii) by the shareholders (but shares owned by or voted under the control of a Director who is at the time a party to the Claim may not be voted on the determination), and if there are no shareholders who are entitled to vote pursuant to the requirements of paragraph (iii), then
     (iv) by special legal counsel selected by a majority vote of the full Board of Directors (in which selection, a Director who is a party to the Claim may participate). If an Eligible Person is found to be entitled to indemnification pursuant to the preceding sentence, the reasonableness of the Eligible Person's Expenses shall be determined by the procedure set forth in the preceding sentence, except that if such determination is by special legal counsel, the reasonableness of Expenses shall be determined by a majority vote of the full Board of Directors (in which determination, a Director who is a party to the Claim may participate).

          (b) If an Eligible Person claiming indemnification pursuant to Section 4.3(a) of this Article IV is found not to be entitled thereto, the Eligible Person may apply for indemnification with respect to a Claim to a court of competent jurisdiction, including a court in which the Claim is pending against the Eligible Person. On receipt of an application, the court, after giving notice to the Corporation and giving the Corporation ample opportunity to present to the court any information or evidence relating to the claim for indemnification that the Corporation deems appropriate, may order indemnification if it determines that the Eligible Person is entitled to indemnification with respect to the Claim because such Eligible Person met the standards of conduct set forth in clause (b) of Section 4.1 of this
     Article IV. If the court determines that the Eligible Person is entitled to indemnification, the court shall also determine the reasonableness of the Eligible Person's Expenses.

     SECTION 4.4. NONEXCLUSIVE RIGHTS. The right of indemnification provided in this Article IV shall be in addition to any rights to which any Eligible Person may otherwise be entitled. Irrespective of the provisions of this Article IV, the Board of Directors may, at any time and from time to time, (a) approve indemnification of any Eligible Person to the full extent permitted by the provisions of applicable law at the time in effect, whether on account of past or future transactions, and (b) authorize the Corporation to purchase and maintain insurance on behalf of any Eligible Person against any Liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such Liability.

     SECTION 4.5. EXPENSES. Expenses incurred by an Eligible Person with respect to any Claim shall be advanced by the Corporation (by action of the Board of Directors, whether or not a disinterested quorum exists) prior to the final disposition thereof if:

          (a)  the  Eligible   Person   furnishes  the   Corporation  a  written
     affirmation of his good faith belief that he has met the standards of conduct specified in Section 4.1(b);

          (b) the Eligible Person furnishes the Corporation a written undertaking, executed personally or on the Eligible Person's behalf, to repay the advance if it is ultimately determined that the Eligible Person did not meet the standards of conduct specified in Section 4.1(b); and

          (c) the Board of Directors makes a determination that the facts then known would not preclude indemnification of the Eligible Person.

     SECTION 4.6. CONTRACT. The provisions of this Article IV shall be deemed to be a contract between the Corporation and each Eligible Person, and an Eligible Person's rights hereunder with respect to a Claim shall not be diminished or otherwise adversely affected by any repeal, amendment, or modification of this
Article IV that occurs subsequent to the date of any action taken or not taken by reason of which such Eligible Person becomes involved in a Claim.

     SECTION 4.7. EFFECTIVE DATE. The provisions of this Article IV shall be applicable to Claims made or commenced after the adoption hereof, whether arising from acts or omissions to act occurring before or after the adoption hereof.


                            ARTICLE V
                             CHECKS

     All checks, drafts, or other orders for payment of money shall be signed in the name of the Corporation by such officers or persons as shall be designated from time to time by resolution adopted by the Board of Directors and included in the minute book of the Corporation.


                           ARTICLE VI
                              LOANS

     Such of the officers of the Corporation as shall be designated from time to time by any resolution adopted by the Board of Directors and included in the minute book of the Corporation shall have the power, with such limitations thereon as may be fixed by the Board of Directors, to borrow money in the Corporation's behalf, to establish credit, to discount bills and papers, to pledge collateral, and to execute such notices, bonds, debentures, or other evidences of indebtedness, and such mortgages, trust indentures, and other instruments in connection therewith, as may be authorized from time to time by such Board of Directors.


                           ARTICLE VII
                     EXECUTION OF DOCUMENTS

     The President or any officer designated by the President may, in the Corporation's name, sign all deeds, leases, contracts, or similar documents that may be authorized by the Board of Directors unless execution is otherwise provided for, required, or directed by the Board of Directors, the Corporation's Articles of Incorporation, the Corporation Law, or other law.

                          ARTICLE VIII
                             SHARES

     SECTION 8.1. EXECUTION. Certificates for capital shares of the Corporation shall be signed (either manually or in facsimile) by the President and the Secretary or two officers designated from time to time by the Board of Directors and the seal of the Corporation (or a facsimile thereof), if any, may be thereto affixed. Where any such certificate is also signed by a transfer agent or a registrar, or both, the signatures of the officers of the Corporation may be facsimiles. The Corporation may issue and deliver any such certificate notwithstanding that any such officer who shall have signed, or whose facsimile signature shall have been imprinted on, such certificate shall have ceased to be such officer.

     SECTION 8.2. CONTENTS. Each certificate shall state on its face the name of the Corporation and that it is organized under the laws of the State of Indiana, the name of the person to whom it is issued, and the number and class and the designation of the series, if any, of shares the certificate represents, and, whenever the Corporation is authorized to issue more than one class of shares or different series within a class, each certificate issued after the effectiveness of such authorization shall further state conspicuously on its front or back that the Corporation will furnish the shareholder, upon his written request and without charge, a summary of the designations, relative rights, preferences, and limitations applicable to each class and series and the authority of the Board of Directors to determine variations in rights, preferences and limitations for future series.

     SECTION 8.3. TRANSFERS. Except as otherwise provided by law or by resolution of the Board of Directors, transfers of shares of the Corporation shall be made only on the books of the Corporation by the holder thereof in person or by duly authorized attorney, on payment of all taxes thereon and surrender for cancellation of the certificate or certificates for such shares (except as hereinafter provided in the case of loss, destruction, or mutilation of certificates) properly endorsed by the holder thereof or accompanied by the proper evidence of succession, assignment, or authority to transfer and delivered to the Secretary or an Assistant Secretary.

     SECTION 8.4. SHARE TRANSFER RECORDS. There shall be entered upon the share records of the Corporation the number of each certificate issued; the name and address of the registered holder of such certificate; the number, kind, and class or series of shares represented by such certificate; the date of issue; whether the shares are originally issued or transferred; the registered holder from whom transferred; and such other information as is commonly required to be shown by such records. The share records of the Corporation shall be kept at its principal office, unless the Corporation appoints a transfer agent or registrar, in which case the Corporation shall keep at its principal office a complete and accurate shareholders' list giving the name and addresses of all shareholders and the number and class of shares held by each. If a transfer agent is appointed by the Corporation, shareholders shall give written notice of any changes in their addresses from time to time to the transfer agent.

     SECTION 8.5. TRANSFER AGENTS AND REGISTRARS. The Board of Directors may appoint one or more transfer agents and one or more registrars and may require each share certificate to bear the signature of either or both.

     SECTION 8.6. LOSS, DESTRUCTION, OR MUTILATION OF CERTIFICATES. The holder of any of the shares of the Corporation shall immediately notify the Corporation of any loss, destruction, or mutilation of the certificate therefor, and the Board of Directors may, in its discretion, cause to be issued to him a new certificate or certificates of shares upon the surrender of the mutilated certificate, or, in the case of loss or destruction, upon satisfactory proof of such loss or destruction. The Board of Directors may, in its discretion, require the holder of the lost or destroyed certificate or his legal representative to give the Corporation a bond in such sum and in such form, and with such surety or sureties as it may direct, to indemnify the Corporation, its transfer agents and its registrars, if any, against any claim that may be made against them or any of them with respect to the shares represented by the certificate or certificates alleged to have been lost or destroyed, but the Board of Directors may, in its discretion, refuse to issue a new certificate or certificates, save upon the order of a court having jurisdiction in such matters.

     SECTION 8.7. FORM OF CERTIFICATES. The form of the certificates for shares of the Corporation shall conform to the requirements of Section 8.2 of these Amended and Restated Bylaws and be in such printed form as shall from time to time be approved by resolution of the Board of Directors.


                           ARTICLE IX
                              SEAL

     The corporate seal of the Corporation shall, if the Corporation elects to have one, be in the form of a disc, with the name of the Corporation on the periphery thereof and the word "SEAL" in the center.

                            ARTICLE X
                          MISCELLANEOUS

     SECTION 10.1. CORPORATION LAW. The provisions of the Corporation Law, as it may from time to time be amended, applicable to all matters relevant to, but not specifically covered by, these Amended and Restated Bylaws are hereby, by reference, incorporated in and made a part of these Amended and Restated Bylaws. The term "Corporation Law" as used in these Amended and Restated Bylaws means the Indiana Business Corporation Law, as it may hereafter from time to time be amended and any statute which may in the future supersede or replace, in whole or in part, the Corporation Law.

     SECTION 10.2.  FISCAL YEAR.  The fiscal year of the
Corporation shall end on the 31st of December of each year.

     SECTION 10.3.  CONTROL SHARE ACQUISITIONS.

          (a)  The provisions of I.C. 23-1-42 of the Corporation
     Law are applicable to the Corporation.

          (b) In the event (i) that no acquiring person statement that complies with I.C. 23-1-42-6 has been delivered to the Corporation with respect to a control share acquisition on or before the date of mailing a notice of redemption of control shares pursuant to Section 10.3(c), or (ii) that control shares are not accorded full voting rights by the shareholders pursuant to I.C. 23-1-42-9, the Corporation shall have the power, at its option, to redeem any or all control shares at the fair value thereof, in accordance with the time and other requirements specified by I.C.
     23-1-42-10 and this Section 10.3. "Fair value" for purposes of the preceding sentence shall be deemed to be equal to the fair market value per share of the class or series of which the control shares are part immediately prior to the first public announcement of the intent or plan of the acquiring person to make a control share acquisition ("Announcement Date"). Such fair market value shall be determined by (i) the highest reported closing sale price during the 30-day period immediately preceding the Announcement Date if such shares are listed on a securities exchange registered under the Securities Exchange Act of 1934 or if closing sale prices are reported on the National Association of Securities Dealers, Inc. Automatic Quotation System ("NASDAQ"), or any similar system of automated dissemination of quotations of securities prices then in common use, or
     (ii) if closing sales prices of such shares are not listed on such securities exchange or reported on NASDAQ or there are no sales reported by NASDAQ during such 30-day period, the highest closing bid quotation with respect to such shares during the 30-day period immediately preceding the Announcement Date as reported on NASDAQ or the OTC Bulletin Board or any similar system then in use, or (iii) if no such quotations are available during such 30-day period, the fair market value of such shares immediately prior to the Announcement Date as determined by the Board of Directors in good faith by such other reasonable method as the Board of Directors of the Corporation shall, in its discretion, select and apply.

          (c) In case the Corporation shall desire to exercise its right to redeem control shares pursuant to Section 10.3(b), notice of such redemption shall be given to the holders of the control shares to be redeemed by mailing to such holders, within the time period, if any, specified by I.C. 23-1-42-10, a notice of such redemption by first class mail, postage prepaid, not less than 30 days prior to the redemption date, to their last addresses as they shall appear upon the stock transfer records of the Corporation. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the holder receives the notice, as of the date of mailing of the notice. In any case, failure to duly give notice by mail to the holder of any control shares, or any defect in such notice, shall not affect the validity of the proceedings for the redemption of any other control share. Each such notice shall specify the redemption date, the number of control shares to be redeemed held by such holder, the place of redemption and the redemption price at which the control shares are to be redeemed. Such notice shall further state that payment of the redemption price will be made upon presentation and surrender of the certificate(s) representing the control shares (with such instruments of transfer and other assurances as the Corporation may reasonably request) and that from and after the redemption date such holder shall have no rights with respect to such control shares (including no rights to vote or to receive distributions in respect thereof with respect to matters for which the record date shall fall on or after the redemption date) except the right to receive the redemption price (without interest) upon compliance with the procedures specified by this Section 10.3.

          (d) The Board of Directors may by resolution specify such other procedures as may in its discretion be deemed necessary or advisable for the purpose of implementing this Section 10.3 and is hereby empowered to determine, on the basis of the information known to it, all matters with respect to which a determination is required under I.C. 23-1-42 in connection with redemption of control shares.

          (e) Terms used in this Section 10.3 not otherwise defined shall, unless the context otherwise requires, have the meanings assigned to them by I.C. 23-1-42.

     SECTION 10.4. DEFINITION OF ARTICLES OF INCORPORATION. The term "Articles of Incorporation" as used in these Amended and Restated Bylaws means the Articles of Incorporation of the Corporation, as amended and restated from time to time.

     SECTION 10.5. AMENDMENTS. These Bylaws may be rescinded, changed, or amended, and provisions hereof may be waived, at any annual, regular, or special meeting of the Board of Directors by the affirmative vote of a majority of the number of Directors then in office, except as otherwise required by the Corporation's Articles of Incorporation or by the Corporation Law.


TEXT OF SECTION 1.10 AS AMENDED AND RESTATED BY RESOLUTIONS OF THE BOARD OF DIRECTORS ADOPTED EFFECTIVE APRIL 19, 2003:

SECTION 1.10. SHAREHOLDER NOMINEES. The only persons who shall be eligible for election to the Board of Directors at any meeting of shareholders at which one or more directors are to be elected are (a) those persons named in (or replacements thereof named in accordance with) proxy or information statement prepared on behalf of the Board of Directors of the Corporation and distributed to shareholders in connection with such meeting in accordance with the proxy rules of the Securities and Exchange Commission (the "SEC Proxy Rules"), if applicable , and (b) other persons nominated from the floor of such shareholders meeting by a shareholder but only if (i) the shareholder who submits such nomination notifies the Secretary of the Corporation not later than 10 business days prior to the shareholder meeting at which such nomination is to be considered of such shareholder's intent to nominate that particular person(s) and (ii) any "solicitation" of "proxies" by such shareholder or other persons on behalf of such other nominee(s) has been conducted in accordance with the SEC Proxy Rules, if applicable.